UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2009

COWEN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52048	84-170296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1221 Avenue of the Americas
New York, New York 10020

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 562-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☒     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Transaction Agreement and Agreement and Plan of Merger

On June 3, 2009, Cowen Group, Inc., which we refer to as the Company, LexingtonPark Parent Corp., which we refer to as New Parent, Lexington Merger Corp., which we refer to as Merger Sub, Park Exchange LLC, which we refer to as Exchange Sub, and Ramius LLC, which we refer to as Ramius, signed a Transaction Agreement and Agreement and Plan of Merger, which we refer to as the Transaction Agreement.

Under the terms of and subject to the conditions contained in the Transaction Agreement, the Company and Ramius have jointly formed and own New Parent, which will become the parent of both the Company and Exchange Sub; Merger Sub will merge into the Company (we refer to this as the Merger), with the Company being the surviving corporation and a direct wholly-owned subsidiary of New Parent; and Exchange Sub will acquire substantially all of the assets and assume substantially all of the liabilities of Ramius (we refer to this as the Asset Exchange, and we refer to both the Asset Exchange and the Merger together as the Transactions).  After the Transactions are completed, New Parent will change its name to Cowen Group, Inc.  The Board of Directors of the Company has unanimously approved the Transactions, and Ramius has entered into voting agreements with certain Company stockholders that require those stockholders to vote their shares in favor of the Transactions.

When the Transactions are consummated, Ramius will receive 37,536,826 shares of New Parent Class A Common Stock, as total consideration for the Asset Exchange.  Each share of Company Common Stock issued and outstanding immediately prior to the consummation of the Transactions will be converted into a right to receive one share of New Parent Class A Common Stock.  In connection with the Transactions, New Parent will also purchase from an affiliate of a third party investor in Ramius the fifty percent interest in the Ramius Fund of Funds business not currently owned by Ramius, in exchange for 2,713,882 shares of New Parent Class A Common Stock and approximately $10.3 million of additional consideration, which may be paid either in debt or in cash as provided in the agreement between the parties, which we refer to as the FOF Asset Exchange Agreement.  The FOF Asset Exchange Agreement is attached as Exhibit 10.1.

Mr. Peter A. Cohen will serve as Chairman and Chief Executive Officer of New Parent and Mr. John E. Toffolon, Jr. will serve as Lead Director of the Board of Directors of New Parent.  New Parent will have a board with ten directors: four directors will be designated by the Company, five directors will be designated by Ramius, and one director will be designated by a third party investor in Ramius.

The Transaction Agreement contains customary representations and warranties of the Company and Ramius and agreements of the Company and Ramius to conduct their businesses in the ordinary course and to not engage in certain transactions until the Transactions are completed.  The Transaction Agreement also includes an agreement that the Company and Ramius will not solicit proposals for alternative business combination transactions, or enter into discussions or agreements or provide confidential information relating to alternative business combination transactions (subject to exceptions with respect to the Company).

The Company and Ramius will not close the Transactions unless the stockholders of the Company approve the Transactions.  In addition, the Company and Ramius will not close the Transactions unless each of the following other closing conditions are satisfied or waived:

•                  the SEC has declared New Parent’s registration statement relating to the New Parent Class A Common Stock to be effective;

•                  NASDAQ has approved the listing of the New Parent Class A Common Stock shares;

•                  the parties have received necessary regulatory approvals or applicable waiting periods have expired;

•                  each parties’ representations and warranties are accurate subject to the materiality standard in the Transaction Agreement and each party has complied in all material respects with their obligations under the Transaction Agreement;

•                  there are no any injunctions or laws which make the consummation of the Transactions illegal;

•                  the parties have satisfied the closing conditions in the FOF Asset Exchange Agreement;

•                  New Parent has executed a registration rights agreement granting registration rights to Ramius, a third-party investor in Ramius, and affiliates of the third-party investor; and

•                  the Company has received a favorable tax opinion from its legal counsel.

The Company and Ramius can terminate the Transaction Agreement by mutual agreement, or if:

•                  there has been a final, non-appealable denial of required regulatory approvals;

•                  the parties have failed to consummate the Transactions by December 31, 2009;

•                  there has been an uncured breach of the Transaction Agreement by the other party; or

•                  the Company’s stockholders do not approve the Transactions.

In addition, Ramius also has the right to terminate the Transaction Agreement if:

•                  the Board of Directors of the Company does not recommend the approval and adoption of the Transaction Agreement to its stockholders, or if the Board changes its recommendation;

•                  the Company doesn’t call a stockholders’ meeting to vote on the Transactions; or

•                  the Company violates the provisions of the Transaction Agreement which prevent soliciting, discussing, or agreeing to an alternative business combination transaction.

Under qualifying terminations, the Company is required to pay Ramius a termination fee of $3,500,000 and/or Ramius’s expenses up to $750,000.

The foregoing description of the terms of the Transaction Agreement is not complete and is qualified in its entirety by reference to the Transaction Agreement, a copy of which is attached as Exhibit 2.1 hereto and incorporated herein by reference.

The representations and warranties of each party set forth in the Transaction Agreement have been made solely for the benefit of the other parties to the Transaction Agreement.  In addition, such representations and warranties (i) have been qualified by confidential disclosures made to the other parties in connection with the Transaction Agreement; (ii) will not survive consummation of the Transactions other than the agreement to take any necessary post-closing actions; (iii) are generally subject to a material adverse effect standard, as defined in the Transaction Agreement, which may differ from what may be viewed as material by investors; and (iv) may have been included in the Transaction Agreement for the purpose of allocating risk between the parties rather than establishing matters as facts.  Accordingly, the Transaction Agreement is included with this filing only to provide investors with information regarding the terms of the Transaction Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses.  The Transaction Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the companies and the Transactions that will be contained in, or incorporated by reference into, the proxy statement/prospectus that the Company will be filing in connection with the Transactions, as well as in the Forms 10-K, Forms 10-Q and other filings that the Company may make with the SEC.

Cautionary Notice Regarding Forward-Looking Statements

This document may contain forward-looking statements including statements relating to the market opportunity and future business prospects of the Company.  Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements.  Consequently, all forward-looking statements made in this document are qualified by those risks, uncertainties and other factors.

These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Transaction Agreement; (2) the outcome of any legal proceedings that may be instituted against the Company and others following announcement of the Transaction Agreement and transactions contemplated therein; (3) the inability to complete the transactions contemplated by the Transaction Agreement due to the failure to obtain Company stockholder approval; (4) the inability to obtain necessary regulatory approvals required to complete the transactions contemplated by the Transaction Agreement; (5) the risk that the proposed transactions disrupt current plans and operations and the potential difficulties in employee retention as a result of the announcement and consummation of the transactions described herein; (6) the ability to recognize the anticipated benefits of the combination of the Company and Ramius, including potential cost savings and the ability to expand into new business lines; and (7) the possibility that the Company may be adversely affected by other economic, business and/or competitive factors.

Actual results may differ materially and reported results should not be considered an indication of future performance.  Please reference the Company’s SEC filings, which are available at the Company’s website, for a detailed description of factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements.

Certain statements in this document relate to future results that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Except for the ongoing obligations of the Company to disclose material information under the federal securities laws, the Company does not undertake any obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events, unless required by law.

Additional Information About the Transactions

In connection with the proposed transactions, the Company will file relevant materials with the SEC, including a registration statement on Form S-4 that will include a proxy statement of the Company that also constitutes a prospectus of the Company.  The Company will mail the final proxy statement/prospectus to its stockholders.  Investors and security holders are urged to read these documents (if and when they become available) and any other relevant documents filed with the SEC and/or incorporated by reference in those documents, as well as any amendments or supplements to those documents, because they will contain important information about the Company and the proposed transactions.

Investors and security holders may obtain these documents (and any other documents filed by the Company with the SEC) free of charge at the SEC’s website at www.sec.gov.  In addition, the documents filed with the SEC by the Company may be obtained free of charge by directing such request to: Investor Relations, 1221 Avenue of the Americas, New York, NY 10020 or from the Company’s Investor Relations page on its corporate website at www.cowen.com.

The directors, executive officers, certain other members of management and employees of the Company may be deemed to be participants in the solicitation of proxies in favor of the proposed transactions from the stockholders of the Company.  Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders in connection with the proposed transactions will be set forth in the proxy statement/prospectus when it is filed with the SEC.  Information about the executive officers and directors of the Company is set forth in the proxy statement for the Company’s 2008 Annual Meeting of Stockholders filed with the SEC on April 30, 2008 and the Company’s Amendment No. 1 to its Annual Report on Form 10-K/A filed on April 28, 2009.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

(d)                               Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

2.1	Transaction Agreement and Agreement and Plan of Merger, dated June 3, 2009, by and among Cowen Group, Inc., LexingtonPark Parent Corp., Lexington Merger Corp., Park Exchange LLC and Ramius LLC.

10.1

Asset Exchange Agreement, dated as of June 3, 2009, entered into by and among Ramius LLC, HVB Alternative Advisors, LLC, Bayerische Hypo- und Vereinsbank AG, Cowen Group, Inc., LexingtonPark Parent Corp. and Lexington Merger Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2009

COWEN GROUP, INC.

By:	/s/ Christopher A. White
Name: Christopher A. White
Title: Vice President

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Transaction Agreement and Agreement and Plan of Merger, dated June 3, 2009, by and among Cowen Group, Inc., LexingtonPark Parent Corp., Lexington Merger Corp., Park Exchange LLC and Ramius LLC.

10.1

Asset Exchange Agreement, dated as of June 3, 2009, entered into by and among Ramius LLC, HVB Alternative Advisors, LLC, Bayerische Hypo- und Vereinsbank AG, Cowen Group, Inc., LexingtonPark Parent Corp. and Lexington Merger Corp.